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                                                                  Exhibit 11.1


                           Castle Energy Corporation
                Statement of Computation of Earnings Per Share
               (Dollars in thousands, except per share amounts)
                                  (Unaudited)




                                                                              Three Months Ended December 31,
                                                          ---------------------------------------------------------------------
                                                                       1997                                    1996
                                                          -----------------------------          ------------------------------
                                                             Basic           Diluted                Basic            Diluted
                                                          ------------     ------------          ------------      ------------

  I.  Shares Outstanding, Net of Treasury
         Stock Purchased During the Period:

              Stock, net                                     4,715,546        4,715,546             6,693,646         6,693,646
              Purchase of treasury stock (weighted)              (960)            (960)               (1,865)           (1,865)
                                                          ------------     ------------          ------------      ------------
                                                             4,714,586        4,714,586             6,691,781         6,691,781

 II.  Weighted Equivalent Shares:

             Assumed options and warrants exercised                              31,104                                  25,696
                                                          ------------     ------------          ------------      ------------

III.  Weighted Average Shares and Equivalent Shares          4,714,546        4,745,690             6,691,781         6,717,477
                                                          ============     ============          ============      ============

 IV.  Net Income                                          $      2,822     $      2,822          $      2,236      $      2,236
                                                          ============     ============          ============      ============

  V.  Net Income Per Share                                $        .60     $        .59          $        .33      $        .33
                                                          ============     ============          ============      ============
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